Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 24, 2015 (the “Effective Date”), among Kips Bay Medical, Inc., a Delaware corporation (the “Company”), Kips Bay Investments, LLC, a Delaware limited liability company (“LLC”), Manny Villafaña (“Villafaña”), and each other person identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company in four tranche closings, up to an aggregate of $3,250,000 in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share equal to the lesser of: (a) $0.14 per share or (b) the current market value per share;

WHEREAS, as consideration for the Investors’ commitment to purchase the Shares, the Company desires to issue to each Investor who purchases Shares at a Closing (as defined below), as of the date of such Closing, a five-year Warrant to purchase one share of Common Stock for every two Shares purchased by the Investor at such Closing at an exercise price of 125% of the lesser of: (a) $0.14 per Share or (b) the current market value per share as of the applicable Closing, in substantially the form attached hereto as Exhibit A (the “Warrant”, and collectively with the Shares, the “Securities”); and

WHEREAS, the Company’s issuance and sale of the Securities hereunder is being done in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I
PURCHASE COMMITMENT FOR SHARES; ISSUANCE OF WARRANTS

1.1     Purchase Commitment. Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.8, at each Closing (as defined below), the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, that U.S. dollar amount in Shares as set forth opposite such Investor’s name for the applicable Closing on Schedule I attached hereto (the “Investor Commitment(s)”) for the per Share purchase price equal to the lesser of: (a) $0.14 per Share or (b) the Current Market Value Per Share as of the applicable Closing (the “Purchase Price”). The “Current Market Value Per Share” means the closing sale price per Share on the trading day immediately prior to the applicable Closing, as reported by the principal trading exchange or market on which the Common Stock is then listed or quoted. The parties hereto acknowledge and agree that the obligations of the Investors to purchase their respective Investor Commitments at any Closing shall not be excused by any failure of the Company to achieve any Milestone described in Section 6.1 as of the date of such Closing.

1.2     Consideration for Purchase Commitment; Issuance of Warrants. As consideration for the Investor Commitments, the Company agrees to issue to each Investor who purchases Shares at a Closing, as of the date of such Closing, a five-year Warrant to purchase one share of Common Stock for every two Shares purchased by the Investor at such Closing at an exercise price of 125% of the lesser of: (a) $0.14 per Share or (b) the Current Market Value Per Share as of the applicable Closing, which Warrant shall be in substantially the form attached hereto as Exhibit A. The Warrant shall be exercisable commencing on the six-month anniversary of the date of the applicable Closing and shall remain exercisable for five years thereafter.

ARTICLE II
TRANCHE CLOSINGS; CLOSING AND OTHER DELIVERIES

2.1     Tranche A Closing. Provided that the conditions to Closing, as set forth in Article V have been satisfied or waived, the initial closing hereunder pursuant to which the Company shall issue and sell and the Investors shall purchase the U.S. dollar amount in Shares set forth opposite the Investors’ respective names on Schedule I attached hereto under the heading “Tranche A Investor Commitments” (the “Tranche A Closing”), shall take place as soon as reasonably practicable, but in no case later than three Business Days (as defined below) following: (i) the Company’s delivery of written notice to the Investors of the Company’s receipt of the first 10 angiograms of patients enrolled in the Company’s eMesh I clinical feasibility trial (the “Feasibility Trial”) using the Company’s surgical implant technique approved by the United States Food and Drug Administration (“FDA”) in March 2014 (the “New Technique”), and (ii) the agreement of the Company and Investors that have committed to purchase a majority of the Shares to be sold at the Tranche A Closing (the “Majority Investors”) that the condition set forth in Section 5.1(a) has been satisfied or waived. Notwithstanding the foregoing, the obligation of the Investors to purchase Shares at the Tranche A Closing shall terminate if the Tranche A Closing has not occurred by November 30, 2015.

2.2     Tranche B Closing. Provided that the conditions to Closing, as set forth in Article V have been satisfied or waived as of such date, the second closing hereunder pursuant to which the Company shall issue and sell and the Investors shall purchase that U.S. dollar amount in Shares as set forth opposite the Investors’ respective names on Schedule I attached hereto under the heading “Tranche B Investor Commitments” (the “Tranche B Closing”), shall take place on the 90th day following the date of the Tranche A Closing or on such other date as the Company, Villafaña and the LLC may agree.

2.3     Tranche C Closing. Provided that the conditions to Closing, as set forth in Article V have been satisfied or waived as of such date, the third closing hereunder pursuant to which the Company shall issue and sell and the Investors shall purchase that U.S. dollar amount in Shares as set forth opposite the Investors’ respective names on Schedule I attached hereto under the heading “Tranche C Investor Commitments” (the “Tranche C Closing”), shall take place on the 180th day following the date of the Tranche A Closing or on such other date as the Company, Villafaña and the LLC may agree.

2.4     Tranche D Closing. Provided that the conditions to Closing, as set forth in Article V have been satisfied or waived as of such date, the fourth closing hereunder pursuant to which the Company shall issue and sell and the Investors shall purchase that U.S. dollar amount in Shares as set forth opposite the Investors’ respective names on Schedule I attached hereto under the heading “Tranche D Investor Commitments” (the “Tranche D Closing”), shall take place on the 270th day following the date of the Tranche A Closing or on such other date as the Company, Villafaña and the LLC may agree.

2.5     Closing Place and Other Closing Mechanics. Each of the Tranche A Closing, the Tranche B Closing, the Tranche C Closing and the Tranche D Closing (each, a “Closing”) shall take place remotely via the exchange of documents and signatures.

2.6     Closing Deliveries.

(a)     Investors’ Deliveries. In addition to any materials required to satisfy conditions to Closing set forth in Section 5.3, at each Closing each of the Investors shall deliver or cause to be delivered to the Company the Purchase Price for the Shares to be purchased by such Investors at such Closing as set forth opposite each such Investor’s name on Schedule I for the applicable Closing by wire transfer of immediately available funds to the Company’s bank account pursuant to the wire instructions attached at Exhibit B.

(b)     Company’s Deliveries. In addition to any materials required to satisfy conditions to Closing set forth in Section 5.2, at each Closing the Company shall deliver or cause to be delivered to each of the Investors evidence of the issuance of the Shares being issued and sold to each Investor at such Closing, such as a book-entry notation at the transfer agent of the Company, and a duly executed Warrant, in substantially the form attached hereto as Exhibit A, to purchase one share of Common Stock for every two Shares purchased by the Investor at such Closing.

2.7     Effective Date Deliveries. On the Effective Date, the Company and the Investors shall each execute and deliver, or cause to be executed and delivered, a Registration Rights Agreement, in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement” and together with this Agreement and the Warrants, the “Transaction Documents”).

2.8     Failure to Purchase Investor Commitment. Notwithstanding anything else to the contrary in this Article II, in the event that, at any Closing, any Investor (a “Nonparticipating Investor”) other than LLC fails for any reason (including the failure of such Investor to agree that the condition set forth in Section 5.1(a) has been satisfied) to purchase the Investor Commitment of such Investor that Schedule I indicates such Investor shall purchase at such Closing, then the LLC shall have the option, but not the obligation, to purchase up to the number of Shares included in the Investment Commitment of such Nonparticipating Investor at such Closing, and up to the number of Shares included in the Investment Commitment of the Nonparticipating Investor at all subsequent Closings, and the Nonparticipating Investor shall be excluded from any further participation in the purchase of Shares under this Agreement. For the avoidance of doubt, the LLC shall be issued a Warrant in accordance with Section 1.2 to purchase one share of Common Stock for every two Shares purchased by LLC at such Closing in accordance with this Section 2.8, and the Nonparticipating Investor shall not be entitled to any Warrant with respect to the Shares it has not purchased.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to each Investor that, as of the Effective Date and as of the date of each Closing, except as set forth in the SEC Reports (as defined in Section 3.6) and on a Disclosure Schedule provided to each Investor, as may be updated at each Closing (the “Disclosure Schedule”) or in which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete (except as otherwise indicated):

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company has no subsidiaries. The Company is not in violation of its Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws (the “Charter Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (a) a material adverse effect on the legality, validity or enforceability of any of the Securities and/or the Transaction Documents, or (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial and other) of the Company (any of (a) or (b), a “Material Adverse Event”). The Company is not in violation of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.

3.2     Capitalization and Voting Rights. As of the Effective Date, the Company is authorized to issue 90,000,000 shares of Common Stock, of which 33,014,079 shares were issued and outstanding, and 10,000,000 shares of “blank check” preferred stock, of which no shares are issued or outstanding, nor have any of the terms or preferences thereof been designated. All issued and outstanding shares of Common Stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Disclosure Schedule, (a) there are no outstanding securities of the Company which contain any preemptive, redemption or similar provisions, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (b) the Company has no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (c) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue any shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. Except as set forth in the Disclosure Schedule and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Charter Documents or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. All of such outstanding Common Stock has been issued in compliance in all material respects with applicable federal and state securities laws. The issuance and sale of the Securities and the shares of Common Stock of the Company issuable upon exercise of the Warrants (the “Warrant Shares”) as contemplated hereby, will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.3     Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to the Transaction Documents, and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization, execution, delivery and performance of this Agreement and the Transaction Documents by the Company; and (b) authorization, sale, issuance and delivery of the Securities and upon issuance, the Warrant Shares contemplated hereby, and the performance of the Company’s obligations under this Agreement and the Transaction Documents, has been taken. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all mortgages, pledges, liens, claims, charges, encumbrances or other restrictions (collectively, “Encumbrances”), other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all Encumbrances, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Except as set forth in the Disclosure Schedule, the issuance and sale of the Securities (including the Warrant Shares) contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.4     No Conflict; Governmental Consents.

(a)     The execution and delivery by the Company of this Agreement and the Transaction Documents, the issuance and sale of the Securities (including, when issued, the Warrant Shares) and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including, without limitation, all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Event, (ii) conflict with or violate any provision of the Charter Documents, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or is bound or to which its properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of its properties or assets.

(b)     No approval by the holders of Common Stock, or other equity securities of the Company, is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Warrant Shares, except as has been previously obtained.

(c)     No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Warrant Shares, except such post-sale filings as may be required to be made with the SEC, Financial Industry Regulatory Authority (“FINRA”) and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

3.5     Consents of Third Parties. No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Agreement and the other Transaction Documents or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Warrant Shares, except as previously obtained, each of which is in full force and effect.

3.6     SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7     Internal Controls. The Company maintains a systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.8     Licenses; Permits. Except as set forth in the SEC Reports or Disclosure Schedule, the Company has sufficient licenses, permits and other governmental authorizations required for the conduct of its business or ownership of properties and is in compliance therewith, except to the extent the failure to comply would not result in a Material Adverse Effect. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Event (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.9     Litigation. Except as set forth in the Disclosure Schedule, there is no pending or to the Company’s knowledge threatened legal or governmental proceedings against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could adversely affect the business, property, financial condition, prospects or operations of the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate. Neither the Company, nor any director or officer of the Company, is the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

3.10     Material Contracts. The Disclosure Schedule contains all a list of all material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which the Company is a party or by which it is bound (the “Material Contracts”). Except as set forth in the Disclosure Schedule, the Material Contracts are valid and in full force and effect as to the Company, and, to the Company’s knowledge, to the other parties thereto. Except as set forth in the Disclosure Schedule, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement or the other Transaction Documents, (b) result in a Material Adverse Event, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement or any other Transaction Documents. To the Company’s knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto.

3.11     Intellectual Property. Except as set forth in the Disclosure Schedule, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others (collectively, the “Intellectual Property Rights”). Except as set forth in the Disclosure Schedule, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other commercially available software products under standard end-user object code license agreements. To the Company’s knowledge, no product or proposed product of the Company violates or will violate any license, or infringes or will infringe any Intellectual Property Rights, of any other party, and the Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any Intellectual Property Rights of any other person or entity. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Each employee and consultant has assigned to the Company all Intellectual Property Rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its intellectual properties, including, but not limited to, the execution by all employees, consultants or agents involved in the development of its products of an appropriate confidentiality and invention assignment agreement.

3.12     Employees. Except as set forth in the Disclosure Schedule, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment laws, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. No key employee or group of employees have notified the Company of an intention to terminate their employment with the Company. Except as set forth in the SEC Reports, Material Contracts or Disclosure Schedule, the employment of each employee of the Company is terminable at the will of the Company, and upon termination of the employment of any such employees, no severance or other payments will become due.

3.13     Title to Properties and Assets; Liens. Except as set forth in the SEC Reports or Disclosure Schedule, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company’s financial statements, and good title to its leasehold estates, in each case subject to no Encumbrances, other than (a) those resulting from taxes which have not yet become delinquent; and (b) Encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business, none of which are material. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.14     Obligations to Related Parties. Except as disclosed in the Disclosure Schedule, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock-based award agreements outstanding under any stock-based award plan approved by the Board of Directors of the Company). Except as disclosed in the SEC Reports or Disclosure Schedule, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock-based awards, options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.15     Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or Disclosure Schedule, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Event; (b) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice; (c) the Company has not altered its method of accounting or the identity of its auditors; (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (e) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans.

3.16     Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

3.17     No General Solicitation or Advertising. None of the Company, any of its affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.18     No Integrated Offering. Assuming the accuracy of the Investors representations and warranties set forth in Article IV hereunder, none of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Except as disclosed in Disclosure Schedule, none of the Company, its affiliates and any person acting on its behalf, has taken any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

3.19     Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter Documents or the laws of its state of incorporation that is or could become applicable to an Investor as a result of an Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

3.20     Registration Rights. Except as set forth in the Disclosure Schedule, and the Registration Rights Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.21     Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and quoted on the OTCQB, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the SEC Reports or Disclosure Schedule, the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. Except as set forth in the SEC Reports or Disclosure Schedule, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.22     Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.23     Brokers. Neither the Company nor any of the Company’s officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor, for itself and for no other Investor, hereby represents, warrants and covenants to the Company as follows as of the date of each Closing:

4.1     Organization; Authority. Such Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2     Investor Status. At the time such Investor was offered the Securities, it was, and as of the date of the Effective Date and each Closing is, and on each date on which it exercises any Warrants, it will be either: (a) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (b) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

4.3     Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

4.4     Access to Information. Such Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in ARTICLE III of this Agreement or the right of the Investors to rely thereon.

4.5     Prior Pre-Existing Relationship; No General Solicitation or Advertising. Such Investor hereby represents that (a) such Investor was contacted regarding the sale of the Securities by the Company (or another person whom such Investor believed to be an authorized agent or representative thereof) with whom such Investor had a prior substantial pre-existing relationship and (b) such Investor did not learn of the offering of the Securities by means of any form of general solicitation or general advertising, and in connection therewith, such Investor did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

4.6     Exemption from Registration; Restrictions on Transfer. Such Investor hereby acknowledges that the sale of the Securities hereunder have not been reviewed by the SEC nor any state regulatory authority since the transactions contemplated hereunder are intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Such Investor understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

4.7     Investment Intent. Such Investor hereby represents that such Investor is purchasing the Securities for such Investor’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by such Investor to hold the Securities for any particular length of time and the Company acknowledges that such Investor shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. Such Investor, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

4.8     Restrictive Legend. Such Investor hereby consents to the placement of a legend on any certificate or other document evidencing the Securities and, when issued, the Warrant Shares, that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Such Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.9     Residence. Such Investor hereby represents that the address of such Investor set forth on such Investor’s signature page to this Agreement is such Investor’s principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

4.10     No Public Disclosures. Such Investor hereby agrees not to issue any public statement with respect to the transactions contemplated by this Agreement, such Investor’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company, without the Company’s prior written consent, except such disclosures as may be required under applicable law.

4.11     Confidentiality; Non-Public Information. Such Investor hereby acknowledges that certain of the information contained in the Offering Materials or otherwise made available to such Investor may be confidential and non-public and agrees that the portion of such information that is confidential shall be kept in confidence by such Investor and neither used by such Investor for such Investor’s personal benefit (other than in connection with the terms of this Agreement) nor disclosed to any third party for any reason; provided, however, that (a) such Investor may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to such Investor with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company). Such Investor hereby acknowledges that certain information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under U.S. federal securities laws, and that U.S. federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any material non-public information that has been received by the Investor has been adequately disseminated to the public, such Investor agrees that such Investor will not purchase or sell any securities of the Company on any trading market or otherwise, or communicate such information to any other person.

4.12     Short Sales and Confidentiality Prior to Date Hereof. Other than the transaction contemplated hereunder, such Investor hereby represents that such Investor has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act), in the securities of the Company during the period commencing from the time that such Investor first received written or oral notice of the transactions contemplated by this Agreement from the Company or any other person setting forth the material terms of the transactions contemplated hereunder or this Agreement until the date hereof. Such Investor shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) during the period from the date hereof until such time as (a) the transactions contemplated by this Agreement are first publicly announced or (b) this Agreement is terminated. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations and covenants set forth in this Section 4.12 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE V
CLOSING CONDITIONS

5.1     Conditions of the Investors’ and the Company’s Obligations at each Closing. The obligations of the Investors to the Company and the Company to each Investor under this Agreement at any Closing are subject to the fulfillment on or before such Closing of each of the following conditions:

(a)     Quality of Clinical Data. The clinical data received by the Company and transmitted to the Investors with respect to the Feasibility Trial, together with communications with or from the FDA since the date of this Agreement, reasonably demonstrates to the satisfaction of the Company and each Investor participating in such Closing, that it is advisable to continue with the Feasibility Trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. For the avoidance of doubt, if the Company and the Majority Investors determine to proceed with a Closing, the condition set forth in this Section 5.1(a) may excuse the performance of an Investor, but the concurrence of all Investors shall not be a condition to such Closing.

(b)     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of each Closing.

5.2     Conditions of the Investors’ Obligations at each Closing. The obligations of each Investor under Article I of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto.

(a)     Absence of Material Adverse Effect. A Material Adverse Effect shall not have occurred and be continuing.

(b)     Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and correct in all material respects on and as of such Closing.

(c)     Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

(d)     Compliance Certificate. The Chief Executive Officer and Chief Financial Officer of the Company shall deliver to each Investor at each Closing a certificate stating that the conditions specified in Sections 5.2(a), 5.2(b) and 5.2(c) have been fulfilled, and setting forth any updates to the Disclosure Schedule.

(e)     Secretary Certificate. At the Tranche A Closing, the Secretary of the Company shall have delivered to the Investors a certificate certifying (i) the Certificate of Incorporation of the Company, (i) the Bylaws of the Company, and (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements; and at each other Closing, the Secretary shall have delivered a certificate confirming that none of the same shall have been rescinded, amended or otherwise revised.

(f)     Registration Rights Agreement. The Company and each Investor (other than an Investor relying upon this condition to excuse such Investor’s performance hereunder) shall have executed and delivered the Registration Rights Agreement.

(g)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel for the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.3     Conditions of the Company’s Obligations at each Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by such Investor:

(a)     Representations and Warranties. The representations and warranties of such Investor contained in Article IV shall be true and correct on and as of each Closing.

(b)     Payment of Purchase Price. Such Investor shall have delivered the applicable Purchase Price to be paid by such Investor at such Closing.

ARTICLE VI
COVENANTS

6.1     Milestones. The Company shall use its reasonable best efforts to achieve the following milestones (the “Milestones”) as soon as reasonably practicable: (a) receipt by the Company of 40 angiograms from patients enrolled in the Feasibility Trial and who have had an eSVS Mesh implanted using the New Technique; (b) submission by the Company of the results of the Feasibility Trial as part of an application for an investigational device exemption (“IDE”) for a pivotal trial of the eSVS Mesh; and (c) receipt by the Company of an IDE approval from the FDA to commence a pivotal trial of the eSVS Mesh in the United States (the “Pivotal Trial”).

6.2     Limit on Non-Trial Operating Expenses. Except as otherwise approved in writing by the LLC, until the Company receives financing from sources other than sale of the Shares of at least $3 million, the Company’s Non-Trial Operating Expenses (as defined below) shall not exceed $208,000 per month. For such purposes, “Non-Trial Operating Expenses” shall mean all operating expenses of the Company other than non-cash expenses (e.g., depreciation and stock-based compensation) and expenses directly attributable to, and reasonably necessary for: (a) the Feasibility Trial; (b) the Pivotal Trial; (c) the preparation, filing and effectiveness of the registration statement if requested by LLC to be prepared and filed by the Company pursuant to the terms of the Registration Rights Agreement; and (d) bringing onto the Board of Directors of the Company and compensating the two director designees of LLC in accordance with Section 6.5, all as measured with respect to any month by averaging the Non-Trial Operating Expenses of such month and the previous two months, with the first measurement period being at the end of April 2015.

6.3     Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes, including, without limitation, for the funding of regulatory approval (including the requisite Feasibility Trial, Pivotal Trial and any other clinical trials) of the Company’s eSVS Mesh in the United States and abroad; provided, however, that until the completion of the Pivotal Trial, the Company shall not use any of the net proceeds from the sale of the Shares hereunder to hire any sales personnel unless a decision is made by the Board of Directors to do so and the LLC consents thereto, which consent shall not be unreasonably withheld.

6.4     Villafaña Employment Agreement. The Company and Villafaña will agree upon a proposed amendment to Villafaña’s current employment agreement or a proposed new agreement, which will contemplate the implementation of a CEO succession plan and be in a form and substance reasonably satisfactory to the LLC. If the proposed amendment or new agreement is not reasonably satisfactory to the LLC, Villafaña will meet with the LLC to discuss the LLC’s concerns and potential changes to the proposed amendment or agreement. If the LLC and Villafaña are unable to come to agreeable terms, Villafaña will not be required to purchase Shares under this Agreement and the LLC will not be required to purchase more than $1,500,000 in Shares under this Agreement. If Villafaña decides not to purchase Shares under this Agreement pursuant to this Section 6.4, then the definition of “Investors” as used in this Agreement will exclude Villafaña.

6.5     Increase in Authorized Common Stock. The Company shall, at all times, reserve for issuance out of its authorized and unissued shares of Common Stock, such number of shares of Common Stock as can reasonably be anticipated to be required for issuance under this Agreement. If, at the time of notice of its annual meeting of stockholders, it is reasonably foreseeable that additional shares of authorized and unissued Common Stock are required, the Company shall propose to its stockholders an amendment to its certificate of incorporation to increase its authorized shares so that it can meet its contractual obligations under this Agreement. Notwithstanding Article II of this Agreement, if, at any Closing, the number of Shares to be issued at such Closing would cause the outstanding shares of the Company to exceed the number of shares of Common Stock authorized by its Certificate of Incorporation, the number of Shares issued at such Closing shall be reduced to the maximum number of Shares that can be issued, and the Closing with respect to the balance of the Shares required by this Agreement to be issued at such Closing, but not so issued, shall be postponed (but not for more than six months) until the Company has caused its Certificate of Incorporation to be amended to increase its authorized shares of Common Stock to accommodate the issuance of the additional Shares at such Closing and any other additional Shares that can reasonably be anticipated to be issued under this Agreement. The Company shall use reasonable best efforts to promptly call a special meeting of stockholders to cause its Certificate of Incorporation to be amended to increase the number of authorized shares of Common Stock, or shall cause such amendment to be included in its next annual meeting of stockholders if such meeting is within three months of the date of such closing. In furtherance of the foregoing, the Investors hereby agree to vote the Shares and all shares of Common Stock held by such Investors as of the record date for such meeting in favor of such an amendment and hereby grants the Company a limited irrevocable proxy to vote the shares of Common Stock as to which such Investor has voting power for the Investor and in the Investor’s name, place and stead, at any annual or special meeting of the stockholders of the Company, as applicable, or at any adjournment thereof for the adoption of such charter amendment. Notwithstanding the foregoing, the obligation of the Investors to vote their voting securities of the Company as such is in their capacity as such and as a stockholder of the Company and will not affect their obligation to act in their capacity as a director, officer or advisor of the Company, as applicable, or to comply with their fiduciary duties as such.

6.6     LLC Director Designees.

(a)     Until the termination of the LLC’s rights under Section 6.6(d), the LLC shall have the right (but not the obligation) to designate two (2) director nominees to the Board of Directors of the Company (in addition to its current right to have (2) observers).

(b)     Each Investor shall vote all voting securities that such Investor holds, or may acquire, in the Company in favor of the election of the two (2) director nominees as designated by LLC pursuant to Section 6.6(a) and in furtherance of the foregoing hereby constitutes and appoints as such Investor’s proxy, and hereby grants a power of attorney to, each of Nasser Kazeminy and Rhonda Donahoe, with full power of substitution, with respect to the election of the two (2) director nominees as members of the Board of Directors of the Company in accordance with Section 6.6(a). Notwithstanding the foregoing, the obligation of each Investor to vote his, her or its voting securities of the Company as such is in his capacity as such and as a stockholder of the Company and will not affect such Investor’s obligation to act in his, her or its separate capacity as a director, officer or advisor of the Company, as applicable, or to comply with his fiduciary duties as a director, officer or advisor.

(c)     The LLC hereby covenants and agrees (a) not to designate or participate in the designation of any director designee pursuant to Section 6.6(a) who, to the LLC’s knowledge, is a Disqualified Designee (as defined below) and (b) that in the event the LLC becomes aware that any individual previously designated by the LLC is or has become a Disqualified Designee, the LLC shall as promptly as practicable take such actions as are necessary to remove or cause the removal of such Disqualified Designee from the Board of Directors of the Company and designate a replacement designee who is not a Disqualified Designee. For purposes of this Section 6.6(c), a “Disqualified Designee” is any director designee to whom any event set forth in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act has occurred within the timeframes set forth therein, and with respect to which no dispensation under Rule 506(d)(ii) or (iii), or Rule 506(d)(3) applies.

(d)     All rights of the LLC under this Section 6.6 shall expire upon the earlier of (i) completion by the Company of a Qualified Public Offering (as defined below) or an acquisition of the Company; or (ii) the date on which LLC no longer owns ten percent (10%) of the voting power of the Company’s outstanding common stock entitled to vote. For purposes of this Section 6.6(d), a “Qualified Public Offering” is a sale of common stock by the Company in a firm commitment underwritten public offering pursuant to a registration statement which results in net proceeds of at least $20 million.

6.7     Waiver of Preemptive Right Applicable to Issuance of Warrants and Shares Under this Agreement. By execution of this Agreement, the LLC hereby waives its preemptive right in Section 6.3 of that certain Investment Agreement dated as of January 19, 2007 (the “Investment Agreement”), with respect to the issuance of the Warrants, the Warrant Shares and the Shares under this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1     Fees and Expenses. Each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay one-half of the out-of-pocket attorney fees and expenses incurred by the LLC. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

7.2     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including, without limitation, that certain Term Sheet dated January 14, 2015, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, except as provided in Section 6.6, nothing in this Agreement shall alter or affect in any way, the obligations of the Company, or the rights of the LLC, under the Investment Agreement.

7.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on any Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. For the purposes of this Agreement, the term “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

7.4     Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the LLC and Villafaña or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger or disposition of substantially all of its assets). Any Investor may assign any or all of its rights under this Agreement to any person to whom such Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

7.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.8     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.9     Survival. The representations and warranties contained herein shall survive the Closings and the delivery of the Securities for the applicable statute of limitations.

7.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.11     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.12     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

7.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14     Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15     Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

7.16     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.17     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.18     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KIPS BAY MEDICAL, Inc.	Address for Notice: 3405 Annapolis Lane North Suite 200 Minneapolis, MN 55447 Attn: Chief Executive Officer
By: /s/ Scott Kellen	Fax: (763) 235-3545
Name: Scott Kellen
Title: Chief Operating Officer and Chief Financial Officer

With a copy to (which shall not constitute notice):

Oppenheimer Wolff & Donnelly LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

Fax: (612) 607-7100

Attention: Amy E. Culbert, Esq.

[Remainder of page intentionally left blank; signature page for Investors follows]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KIPS BAY INVESTMENTS, LLC.	Address for Notice: c/o NJK Holding Corporation 8500 Normandale Lake Boulevard Suite 600 Minneapolis, MN 55437 Attn: Chief Financial Officer
By:____/s/ Rhonda Donahoe______________________ Name:_Rhonda Donahoe_________________________ Title:___Manager_______________________________ With a copy to (which shall not constitute notice):	Fax: (952) 831-9072

Dorsey & Whitney 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402-1498 Facsimile: (612) 340-2868 Attention: Thomas Martin, Esq.

[Signature page of LLC]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice: P.O. Box 47946 Minneapolis, MN 55447 Attention: Manny Villafaña
______/s/ Manny Villafaña_______________________ Name: Manny Villafaña With a copy to (which shall not constitute notice):

[Signature page of Villafaña]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

[Signature page of Investor]